UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/05/2005

FIRST CENTURY BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-11671

WV	55-0628089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of Principal Executive Offices, Including Zip Code)

304-325-8181
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

In December 2004, the Compensation Committee of First Century Bankshares, Inc. (the "Company") established a total amount of money available for the purpose of providing performance raises to employees of the Company. This amount of money was based on a percentage of the aggregate base salaries of all employees of the Company. For 2005, the Committee set an amount equal to 3.5% of the aggregate base salaries of all employees. The Committee authorized the President and Chief Operating Officer of First Century Bank, NA to determine the performance raise, if any, granted to the other named executive officers.

A performance evaluation is conducted for each of the other named executive officers in the month during which such officer commenced employment with the Company (the "Anniversary Date"). The performance raises, if any, are awarded to the named executive officers on their Anniversary Date.

John P. Beckett, Jr., the Senior Vice President and Trust Officer of First Century Bank, N.A., was awarded a performance raise on October 5, 2005.   Effective October 1, 2005. Mr. Beckett's base annual salary will be One Hundred Twenty-four Thousand Four Hundred Ten Dollars ($124,410).

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: October 05, 2005.	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)